As filed with the Securities and Exchange Commission on January 27, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

AGRIFY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	8742	30-0943453
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

101 Middlesex Turnpike
Suite 6, PMB 326
Burlington, MA 01803
(617) 896-5243

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Raymond Chang, Chief Executive Officer
Agrify Corporation
101 Middlesex Turnpike
Suite 6, PMB 326
Burlington, MA 01803
(617) 896-5243
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000 Fax: (212) 937-3943	Barry I. Grossman, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-251616

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)		Amount of Registration Fee
Common stock, $0.001 par value	$10,350,000	(4)	$1,129.19
Representative’s warrants to purchase common stock	—		—	(5)
Common stock underlying Representative’s warrants	$569,250	(6)	$62.11
Total	$10,919,250		$1,191.29

(1)	The registrant previously registered shares of its common stock with a maximum aggregate offering price not to exceed $54,596,250 on a Registration Statement on Form S-1 (File No. 333-251616), which was declared effective by the Securities and Exchange Commission on January 27, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,919,250 are hereby registered.
(2)	Represents only the additional proposed aggregate offering price of common stock being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (Registration No. 333-251616).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Includes an additional $1,350,000 aggregate offering price of common stock issuable upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(5)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s common stock underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(6)	Represents only the additional proposed aggregate offering price of Representative’s warrants.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate offering price of common stock offered by Agrify Corporation (the “Registrant”) by $10,919,250, which includes (a) $1,350,000 subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock to cover over-allotments, if any, and (b) $569,250 subject to additional shares of the Registrant’s common stock underlying Representative’s warrants. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-251616) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 27, 2021. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on January 27, 2021.

AGRIFY CORPORATION

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Raymond Chang	Chief Executive Officer and Director	January 27, 2021
Raymond Chang	(principal executive officer)

/s/ Niv Krikov	Chief Financial Officer	January 27, 2021
Niv Krikov	(principal financial and accounting officer)

* /s/ Thomas Massie	Director	January 27, 2021
Thomas Massie

* /s/ Guichao Hua	Director	January 27, 2021
Guichao Hua

* /s/ Krishnan Varier	Director	January 27, 2021
Krishnan Varier

* /s/ Timothy Oakes	Director	January 27, 2021
Timothy Oakes

* /s/ Timothy Mahoney	Director	January 27, 2021
Timothy Mahoney

*/s/ Matthew Kressy	Director	January 27, 2021
Matthew Kressy

*By: /s/ Niv Krikov
Niv Krikov Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Marcum LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1, File No. 333-251616, which was originally filed with the Securities and Exchange Commission on December 22, 2020)

3